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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 21, 2003

                          COMMONWEALTH INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                   13-3245741
(State of incorporation)                  (I.R.S. Employer Identification No.)

        500 West Jefferson Street
          PNC Plaza-19th Floor
          Louisville, Kentucky                               40202-2823
(Address of principal executive office)                      (Zip Code)

       Registrant's telephone number, including area code: (502) 589-8100

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

Item 12. Results of Operations and Financial Condition.

         See the following press release, dated October 21, 2003, announcing Commonwealth Industries, Inc.'s results of operations for the Third Quarter of 2003:

                           Contact:     Kim S. Knotts
                                        Director of Investor Relations
                                        (502) 588-8207

                         COMMONWEALTH INDUSTRIES REPORTS
                        PROFITABLE THIRD QUARTER RESULTS

LOUISVILLE,    Ky.(October    21,   2003)   -   Commonwealth    Industries,
Inc.(NASDAQ/NM: CMIN) today announced results for the third quarter and nine-month period ended September 30, 2003. During the third quarter, Commonwealth experienced a resurgence in sales activity compared with the first half of 2003. Higher shipments, combined with higher material margins associated with product mix improvements and positive accounting effects related to metals hedging activities, enabled Commonwealth to return to profitability following losses in the first half of 2003.

     While Commonwealth experienced a 15% increase in net sales from the second quarter due to increased customer demand, net sales for the third quarter of 2003 declined 2% to $248.1 million from $253.9 million in the same period last year. Commonwealth's gross profit increased 34% from the second quarter, while the quarter declined 16% to $16.4 million compared with $19.4 million for the year-earlier period. Operating income for the third quarter increased 312% from the second quarter, but was 8% lower at $6.3 million versus $6.8 million in the third quarter of 2002. Net income for the quarter totaled $2.9 million or $0.18 per share versus $6.1 million or $0.38 per share in the prior-year period. Net income for the prior-year quarter included a $2.7 million favorable income tax accrual adjustment.

     For the first nine months of 2003, net sales declined 7% to $675.2 million from $727.5 million in the year-earlier period. Gross profit for the first nine months of 2003 declined 17% to $37.9 million from $45.6 million in the same period last year, while operating income declined 58% to $4.6 million from $10.8 million in the year-to-date 2002 period. The net loss for the first nine months of 2003 was $5.5 million or $0.34 per diluted share compared with a net loss of $22.6 million or $1.40 per diluted share in the prior-year period, including the impact of goodwill impairment charges recorded in the first quarter of 2002. The Company's net income before the cumulative effect of an accounting change for the first nine months of 2002 was $2.8 million or $0.17 per share.

     Commenting on the results, Mark V. Kaminski, President and Chief Executive Officer, said, "Obviously, we are pleased to report the Company's return to profitability and are encouraged by the advances we have made over the past three years to reduce our cost structure. This progress reflects great effort and dedication from all of our employees in working to improve Commonwealth's competitive position for the long term.

     "I'm also pleased to announce that through the dedicated efforts of our employees, Commonwealth is implementing a new information system designed to streamline every aspect of our business," he continued. "These changes are part of our continuous improvement effort to make the Company the most customer-friendly corporation, while operating at maximum efficiency. We look forward to the expanded capabilities this new tool brings to our future growth and service quality."

     While Commonwealth's aluminum shipments increased 10% from the second quarter, shipments declined 16% to 195.4 million pounds in the third quarter of 2003 from 232.8 million pounds in the year-earlier period. Shipments of electrical conduit and cable products declined 4% to 124.5 million feet from
130.3 million feet in the third quarter of 2002, but increased 12% from the second quarter 2003. For the year-to-date period, aluminum shipments declined 18% to 557.3 million pounds from 680.2 million pounds in the first nine months of 2002. Shipments of electrical conduit and cable products were down 6% to
350.9 million feet in the first nine months of 2003 from 374.8 million feet in the comparable period last year.

     The Company's gross profit margin for the third quarter increased to 6.6% from 5.7% from the second quarter 2003, but declined from 7.6% in the year-earlier period, reflecting lower gross profit margin in both its aluminum products business and its electrical products business, Alflex. In Commonwealth's aluminum products business, which accounted for approximately 89% of the Company's total sales in the first nine months of 2003, gross profit margin declined to 6.0% in the third quarter of 2003 from 6.5% in the same period last year as the effects of lower shipment volume more than offset improved material margins. Material margins in Commonwealth's aluminum business increased to $0.346 per pound in the third quarter from $0.322 per pound in the year-earlier period. Gross profit margin for Alflex declined to 11.2% in the third quarter of 2003 from 15.0% in the same period last year, reflecting lower shipment volume and lower material margins.

     Included in the third quarter 2003 gross profit is a gain of approximately $1.1 million or $0.07 per diluted share relating to certain aluminum hedge transactions. The Company determined that hedges in place during the quarter to reduce its exposure to aluminum price fluctuations did not meet certain "effectiveness" requirements set forth in Statement of Financial Accounting Standards No. 133 ("SFAS No. 133"). Accordingly, as prescribed by the provisions of SFAS No. 133, the derivative instruments used as hedges were marked-to-market, giving rise to the $1.1 million gain.

     Selling, general and administrative expenses for the third quarter of 2003 declined 19% to $10.1 million from $12.5 million in the same quarter last year. Selling, general and administrative expenses totaled 4.1% as a percentage of net sales in the third quarter of 2003, down from 4.9% in the same period last year. For the year to date, selling, general and administrative expenses totaled 4.9% of net sales compared with 4.8% of net sales for the first nine months of 2002.

     Kaminski noted that the Company's results for the quarter, most noticeably the reduction accomplished in selling, general and administrative expenses and cost of goods sold, reflected the impact of cost-cutting measures implemented during the past year. These initiatives have reduced overall costs by $4.5 million thus far this year, including $2.0 million in the third quarter. The third quarter savings are reflected in reductions of approximately $1.0 million each in selling, general and administrative expenses and cost of goods sold.

     At September 30, 2003, Commonwealth had $403.2 million in total assets compared with $419.6 million a year ago. Stockholders' equity at September 30, 2003, was $99.3 million versus $117.2 million at the end of the third quarter of 2002. Debt-to-capitalization was 56% at September 30, 2003, compared with 52% the same time last year.

     Commonwealth Industries is one of North America's leading manufacturers of aluminum sheet for distributors and the transportation, construction, and consumer durables end-use markets. The Company has direct-chill casting facilities in Kentucky and continuous casting mini-mills in Ohio and California. Commonwealth also is a leading manufacturer of innovative electrical products through its Alflex operations in California and North Carolina. For more
information   about   the   Company,    visit   Commonwealth's   web   site   at
www.ciionline.com.

     A public, listen-only simulcast and replay of Commonwealth's third quarter conference call may be accessed at the Company's web site or at www.companyboardroom.com. The simulcast will begin at approximately 10:00 a.m. Eastern Time today, and a replay of the call will be available beginning at approximately noon Eastern Time today through November 21, 2003.

     Certain statements set forth above, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company's and its subsidiaries' expected future financial position, results of operations, cash flows, funds from operations, dividends, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions and growth opportunities are forward-looking statements. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to materially differ from any future results or performance expressed or implied by such statements. Such factors may include, without limitation, the success of the implementation of the company-wide information system, the effect of global economic conditions, the ability to achieve the level of cost savings or productivity improvements anticipated by management, the effect (including possible increases in the cost of doing business) resulting from war or terrorist activities or political uncertainties, the ability to successfully implement new marketing and sales strategies, the impact of competitive products and pricing, product development and commercialization, availability and cost of critical raw materials, the ability to effectively hedge the cost of raw materials, capacity and supply constraints or difficulties, the success of the Company in implementing its business strategy, and other risks as detailed in the Company's various filings with the Securities and Exchange Commission.

                          COMMONWEALTH INDUSTRIES, INC.
                 Condensed Consolidated Statement of Operations
                      (in thousands except per share data)

                                                                              Three Months Ended          Nine Months Ended
                                                                                 September 30,               September 30,
                                                                             2003            2002         2003            2002
                                                                          -----------    -----------    ----------    -----------
Net sales                                                                  $   248,117     $  253,933   $   675,205     $  727,519
Cost of goods sold                                                             231,760        234,571       637,316        681,933
                                                                           -----------     ----------   -----------     ----------
    Gross profit                                                                16,357         19,362        37,889         45,586
Selling, general and administrative expenses                                    10,094         12,524        33,311         34,779
                                                                           -----------     ----------   -----------     ----------
    Operating income                                                             6,263          6,838         4,578         10,807
Other income (expense), net                                                        423            332         1,331            818
Interest expense, net                                                           (3,728)        (3,704)      (11,215)       (11,406)
                                                                           -----------     ----------   -----------     ----------
    Income (loss) before income taxes and cumulative
      effect of change in accounting principle                                   2,958          3,466        (5,306)           219
Income tax expense (benefit)                                                        50         (2,610)          150         (2,532)
                                                                           -----------     ----------   -----------     ----------
    Income (loss) before cumulative effect of
      change in accounting principle                                             2,908          6,076        (5,456)         2,751
Cumulative effect of change in accounting principle                                 --             --            --        (25,327)
                                                                           -----------     ----------   -----------     ----------
    Net income (loss)                                                      $     2,908     $    6,076   $    (5,456)    $  (22,576)
                                                                           ===========     ==========   ===========     ==========

Basic net income (loss) per share:
   Income (loss) before cumulative effect of
     change in accounting principle                                        $      0.18    $      0.38   $     (0.34)   $      0.17
   Cumulative effect of change in accounting principle                              --             --            --          (1.58)
                                                                           -----------    -----------   -----------    -----------
   Net income (loss)                                                       $      0.18    $      0.38   $     (0.34)   $     (1.41)
                                                                           ===========    ===========   ===========    ===========
Diluted net income (loss) per share:
   Income (loss) before cumulative effect of
     change in accounting principle                                        $      0.18    $      0.38   $     (0.34)   $      0.17
   Cumulative effect of change in accounting principle                              --             --            --          (1.57)
                                                                           -----------    -----------   -----------    -----------
   Net income (loss)                                                       $      0.18    $      0.38   $     (0.34)   $     (1.40)
                                                                           ===========    ===========   ===========    ===========
Weighted average shares outstanding:
    Basic                                                                       16,011         15,998        16,011         15,992
    Diluted                                                                     16,034         16,092        16,011         16,100

Dividends paid per share                                                   $        --     $     0.05   $      0.10     $     0.15

                          COMMONWEALTH INDUSTRIES, INC.
                       Operating and Financial Statistics
                  (dollars in thousands except per share data)

                                                                         Three Months Ended               Nine Months Ended
                                                                            September 30,                    September 30,
                                                                        2003            2002             2003            2002
                                                                     -----------    -----------       -----------    -----------
Net sales volume:
    Aluminum products                                                $   221,213    $   224,124       $   598,598    $   641,081
    Electrical products                                              $    26,904    $    29,809       $    76,607    $    86,438

Shipment volume:
    Aluminum products (millions lbs.)                                      195.4          232.8             557.3          680.2
    Electrical products (millions ft.)                                     124.5          130.3             350.9          374.8

Production volume:
    Aluminum products (millions lbs.)                                      186.7          241.1             548.5          693.5
    Electrical products (millions ft.)                                     114.3          129.4             342.2          374.4

Gross profit percent
    Aluminum products                                                        6.0%           6.5%              4.9%           4.6%
    Electrical products                                                     11.2%          15.0%             10.7%          17.2%
    Consolidated Company                                                     6.6%           7.6%              5.6%           6.3%

Operating income percent
    Aluminum products                                                        4.9%           5.0%              3.6%           3.2%
    Electrical products                                                      0.1%           3.8%             (1.3%)          5.9%
    Consolidated Company                                                     2.5%           2.7%              0.7%           1.5%

Current ratio                                                                2.8x           2.4x              2.8x           2.4x
Interest coverage ratio (EBITDA excluding
    non-cash goodwill impairment charges of $25.3
    million in 2002 to interest expense)                                     3.2x           3.4x              1.9x           2.4x
Interest coverage ratio (EBITDA including
    non-cash goodwill impairment charges of $25.3
    million in 2002 to interest expense)                                     3.2x           3.4x              1.9x           0.2x
Return on average stockholders' equity (annualized)                         11.7%          21.0%             (7.2%)        (25.2%)
Debt-to-capitalization                                                        56%            52%               56%            52%

EBITDA (1) (excluding non-cash goodwill
    impairment charges of $25.3 million in 2002)                      $    11,853    $    12,466       $    21,326    $    27,565
EBITDA (1) (including non-cash goodwill
    impairment charges of $25.3 million in 2002)                      $    11,853    $    12,466       $    21,326    $     2,238

Note (1) Earnings before interest, income taxes, depreciation and amortization. See EBITDA Calculation on Page 6.

                          COMMONWEALTH INDUSTRIES, INC.
                             EBITDA Calculation (1)
                                 (in thousands)

                                                                               Three Months Ended             Nine Months Ended
                                                                                  September 30,                 September 30,
                                                                              2003            2002           2003            2002
                                                                           -----------    -----------     -----------    -----------

Net cash (used in) provided by operating activities                       $    (2,389)   $    (3,972)     $     (475)    $    4,160
Adjustments to reconcile net cash (used in) provided by
 operations to net income (loss):
  Depreciation                                                                 (5,167)        (5,296)        (15,417)       (15,940)
  Amortization                                                                   (222)          (225)           (666)          (762)
  Goodwill impairment charges                                                      --             --              --        (25,327)
  Loss on disposal of property, plant and equipment                               (28)          (115)            (68)          (196)
  Issuance of common stock in connection with stock awards                         --             --             (90)          (170)
  Change in working capital and other net assets                               10,714         15,684          11,260         15,659
                                                                         ------------    -----------    ------------    -----------
Net income (loss)                                                         $     2,908    $     6,076     $    (5,456)   $   (22,576)
Add back depreciation                                                           5,167          5,296          15,417         15,940
Add back amortization (2)                                                          --             --              --             --
Add back tax expense / subtract tax benefit                                        50         (2,610)            150         (2,532)
Add back interest expense, net (2)                                              3,728          3,704          11,215         11,406
                                                                          -----------    -----------     -----------    -----------
   EBITDA including non-cash goodwill impairment charges                       11,853         12,466          21,326          2,238
Add back non-cash goodwill impairment charges                                      --             --              --         25,327
                                                                          -----------    -----------     -----------    -----------
   EBITDA excluding non-cash goodwill impairment charges                  $    11,853    $    12,466     $    21,326    $    27,565
                                                                          ===========    ===========     ===========    ===========

Note (1) EBITDA is used in the calculation of certain covenants under the Company's credit agreement.

     (2) Amortization of financing costs for the three months ended September 30, 2003 and 2002 of $222 and $225, respectively, and the nine months ended September 30, 2003 and 2002 of
         $666 and $762, respectively, is included in interest expense, net instead of in amortization in the above calculation.

                          COMMONWEALTH INDUSTRIES, INC.
                 Condensed Consolidated Statement of Cash Flows
                                 (in thousands)

                                                                                         Nine Months Ended
                                                                                           September 30,
                                                                                       2003            2002
                                                                                    ------------   -----------
Cash flows from operating activities:
  Net income (loss)                                                                 $    (5,456)   $   (22,576)
  Adjustments to reconcile net income (loss) to net cash
    (used in) provided by operations:
       Depreciation                                                                      15,417         15,940
       Amortization                                                                         666            762
       Goodwill impairment charges                                                           --         25,327
       Loss on disposal of property, plant and equipment                                     68            196
       Issuance of common stock in connection with stock awards                              90            170
       Change in working capital and other net assets                                   (11,260)       (15,659)
                                                                                    ------------   -----------
         Net cash (used in) provided by operating activities                               (475)         4,160
                                                                                    ------------   -----------

Cash flows from investing activities:
  Purchases of property, plant and equipment                                            (11,543)       (10,089)
  Proceeds from sale of property, plant and equipment                                       158             23
                                                                                    -----------    -----------
         Net cash (used in) investing activities                                        (11,385)       (10,066)
                                                                                    -----------    -----------

Cash flows from financing activities:
  Increase in outstanding checks in excess of deposits                                       --            351
  Proceeds from long-term debt                                                           75,168         55,700
  Repayments of long-term debt                                                          (71,978)       (55,700)
  Repayments of notes receivable form sale of common stock                                   --          1,561
  Cash dividends paid                                                                    (1,601)        (2,399)
                                                                                    -----------    -----------
         Net cash provided by (used in) financing activities                              1,589           (487)
                                                                                    -----------    -----------

Net (decrease) in cash and cash equivalents                                             (10,271)        (6,393)
Cash and cash equivalents at beginning of period                                         13,211          6,393
                                                                                    -----------    -----------
Cash and cash equivalents at end of period                                          $     2,940    $        --
                                                                                    ===========    ===========

                          COMMONWEALTH INDUSTRIES, INC.
                      Condensed Consolidated Balance Sheet
                        (in thousands except share data)

                                                                                           September 30,
                                                                                    --------------------------
                                                                                       2003            2002
                                                                                    -----------    -----------
Assets
Cash and cash equivalents                                                           $     2,940    $        --
Accounts receivable, net                                                                    312            137
Inventories                                                                             116,067        116,369
Net residual interest in receivables sold                                                81,633        100,185
Prepayments and other current assets                                                      5,051          4,036
                                                                                    -----------    -----------
        Total current assets                                                            206,003        220,727
Property, plant and equipment, net                                                      142,868        146,067
Goodwill                                                                                 48,872         48,872
Other noncurrent assets                                                                   5,423          3,901
                                                                                    -----------    -----------
        Total assets                                                                $   403,166    $   419,567
                                                                                    ===========    ===========

Liabilities
Outstanding checks in excess of deposits                                            $        --    $       351
Accounts payable                                                                         47,151         54,264
Accrued liabilities                                                                      27,507         36,564
                                                                                    -----------    -----------
        Total current liabilities                                                        74,658         91,179
Long-term debt                                                                          128,190        125,000
Other long-term liabilities                                                               3,921          5,511
Accrued pension benefits                                                                 27,043          3,529
Accrued postretirement benefits                                                          70,085         77,121
                                                                                    -----------    -----------
        Total liabilities                                                               303,897        302,340
                                                                                    -----------    -----------

Commitments and contingencies                                                                --             --

Stockholders' Equity
Common stock, $0.01 par value, 50,000,000 shares authorized,
     16,010,971 and 15,997,651 shares outstanding at
     September 30, 2003 and 2002, respectively                                              160            160
Additional paid-in capital                                                              405,703        405,613
Accumulated deficit                                                                    (284,999)      (283,507)
Accumulated other comprehensive income:
     Minimum pension liability adjustment                                               (21,391)            --
     Effects of cash flow hedges                                                           (204)        (5,039)
                                                                                    -----------    -----------
        Total stockholders' equity                                                       99,269        117,227
                                                                                    -----------    -----------
        Total liabilities and stockholders' equity                                  $   403,166    $   419,567
                                                                                    ===========    ===========

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    COMMONWEALTH INDUSTRIES, INC.

                                 By    /s/ Mark V. Kaminski
                                       ---------------------------------------
                                       Mark V. Kaminski, President and
                                       Chief Executive Officer

Date: October 21, 2003